UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 5, 2009 (October 30, 2009)

PREMIER POWER RENEWABLE ENERGY, INC.
(Exact name of registrant as specified in Charter)

Delaware	333-140637	13-4343369
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4961 Windplay Drive, Suite 100
El Dorado Hills, CA 95762
(Address of Principal Executive Offices)

(916) 939-0400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Resignation of Principal Financial Officer

Effective October 30, 2009, Teresa Kelley resigned as the registrant’s Chief Financial Officer (principal financial and accounting officer).

(c)	Appointment of Principal Financial Officer

On November 5, 2009, the Board of Directors appointed Frank Sansone, age 38, as the registrant’s Chief Financial Officer (principal financial and accounting officer) for a term of four (4) years.

Mr. Sansone has over 16 years of finance experience.  Prior to his appointment as the registrant’s Chief Financial Officer, Mr. Sansone was the Chief Financial Officer and a member of the Board of Directors of LiveOffice LLC, a provider of software-as-a service email archiving and Hosted Exchange 2007 solutions, from 2008 to 2009.  From 2002 to 2008, he was the Chief Financial Officer of Guidance Software, Inc., a Nasdaq-listed company with operations in digital investigative solutions.  Mr. Sansone graduated from the University of La Verne with a bachelor’s degree in accounting.  He is a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants.  Mr. Sansone is currently a member of the Board of Directors of Ditech Networks, Inc., a Nasdaq-listed company, and two other private companies.

The registrant entered into an Employment Agreement with Mr. Sansone on November 5, 2009 (the “Employment Agreement”) in connection with his services as Chief Financial Officer over a four-year term.  Mr. Sansone’s compensation will consist of an annual base salary of $180,000 and options granted under the registrant’s 2008 Equity Incentive Plan to purchase an aggregate 250,000 shares of the registrant’s common stock, exercisable at a price equal to the closing price of the registrant’s common stock on the day the Board of Directors approves the option grant.  The stock options will vest 25% per year for each year of employment from the date of grant. A sale of over 50% of the registrant’s common stock to a third party (“Triggering Event”) will trigger accelerated vesting where the portion that would have vested at the next annual anniversary of the grant date will vest in full on the date of the Triggering Event. The registrant agreed to indemnify Mr. Sansone against any claims arising from his services as Chief Financial Officer unless such claims are due to his gross negligence or misconduct.  The registrant may terminate Mr. Sansone’s employment during the first 90 days of employment by providing four days’ written notice or at any time without notice for cause.  After the first 90 days of employment, the registrant may terminate the Employment Agreement without cause upon a Triggering Event.  In the event the registrant terminates Mr. Sansone without cause after the first 90 days of employment, Mr. Sansone is entitled to a severance payment equal to six months of his annual compensation.  Mr. Sansone agreed not to enter into any business with operations that compete directly with the registrant for a period of three years after the Employment Agreement terminates.

There are no family relationships between Mr. Sansone and any of the registrant’s directors or other executive officers.  There are no related party transactions to report.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description

10.1	Employment Agreement between Premier Power Renewable Energy, Inc. and Frank Sansone, dated November 5, 2009

99.1	Press Release, dated November 5, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER POWER RENEWABLE ENERGY, INC. (Registrant)

Date: November 5, 2009	By:	/s/ Dean Marks
Dean Marks Chief Executive Officer and President